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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Cephalon, Inc. of our report dated February 18, 2000, except as to the information presented in Note 14 for which the date is March 13, 2000, relating to the financial statements, which appears in Anesta Corp.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Salt Lake City, UT
September 8, 2000